                                                                       EXHIBIT 7

                      SEVENTH AMENDMENT TO LEASE AGREEMENT
                      ------------------------------------


         This Seventh Amendment to Lease Agreement ("Amendment") is made and entered into effective as of this ____ day of June, 1997, by and between CPX-Commercial Properties, Inc., a Kentucky Corporation ("Landlord") whose principal place of business is 655 Eden Park Drive, Suite 250, Cincinnati, Ohio, 45202 and ChoiceCare Health Plans, Inc., an Ohio Corporation ("Tenant") whose principal place of business is 655 Eden Park Drive, Suite 400, Cincinnati, Ohio, 45202.

                                    RECITALS
                                    --------


A. Key Property Development Corporation (formerly Corporex Properties, Inc.) ("Key Property") and Midwest Foundation Independent Physician Association, an Ohio Corporation (MFI), Tenant's predecessor in interest, entered into a certain lease Agreement dated April 16, 1987, for certain space located in the Grand Baldwin Building, 655 Eden Park Drive, Cincinnati, Ohio, 45202, ("Building"), which Lease Agreement was amended and modified pursuant to an Amendment #1 to Lease Agreement dated July 2, 1987, an Amendment #2 to Lease Agreement dated March 1, 1988, an Amendment #3 to Lease Agreement dated December 21, 1990, an Amendment #4 to Lease Agreement dated April 11, 1991, an Amended and Restated Lease Agreement dated February 27, 1992 and an Amendment #6 to Lease Agreement Dated May 1, 1994 (hereinafter collectively referred to as the "Lease").

B. Key Property sold the building to Landlord on May 22, 1992, pursuant to that certain warranty deed dated May 22, 1992. As part of said sale, Key Property assigned all of its right, title and interest in and to the Lease to Landlord.

C. Effective as of October 1, 1995, MFI assigned its interest in the Lease to Tenant.

D. Tenant desires to extend the term of the Lease for a portion of the Leased Premises.

E. Landlord and Tenant agree to modify and amend the Lease as set forth herein.


         NOW THEREFORE, in consideration of the Leased Premises, the mutual convenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to modify the Lease as set forth herein.

1) The initial term of the Lease as to the Core Lease Premises (as defined below), containing approximately 92,866 square feet, is hereby extended for a period of one (1) year and two (2) months (the extension period), and such new termination date shall be extended from February 28, 1998 to April 30, 1999 (the "Extension Period"). The Lobby Level South space shall convert from month-to-month and shall be extended from the date of this amendment through April 30, 1999. Except as amended by this Amendment, the terms and conditions of the Lease in effect as of February 28, 1998 shall continue in effect during the Extension Period. The Core Lease Premises include the following:


              Base Lease                                    84,015 sq. ft
              Expansion V Space                              3,353 sq. ft.
              Lobby Level South                             14,254 sq. ft.
                                                           ---------------
                                                           101,622 sq. ft.

              Less above Premises                            8,756 sq. ft.
                                                           ---------------
              (currently terminating 4/99)

              Core Lease Premises                           92,866 sq. ft.


2) The Annual Base Rent for the Core Lease Premises during the Extension Period shall be $20.94 per rentable square foot per annum, payable monthly in equal installments of $162,051.16. The annual Base Rent shall be adjusted for the partial year of March 1, 1999 to April 30, 1999.

3) Effective July 1, 1997, paragraph 61 of the Lease shall be amended as the Annual Base Rent for the Lobby Level Space for the period of July 1, 1997 through February 28, 1998 shall be reduced to $20.94 per rentable square foot per annum, payable monthly in equal installments of $24,873.23.


IT IS expressly understood that in all other respects, except as amended above, the terms and conditions of the Lease shall remain and be in full force and effect.


THIS Amendment shall be binding upon the successors and assigns of the respective parties.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year hereinabove first written.


                                     CPX-COMMERCIAL PROPERTIES, INC.,
                                     A KENTUCKY CORPORATION

                                     BY     /s/ W. P. Butler
                                            ------------------------------

                                     TITLE  Pres.
                                            ------------------------------

                                     DATE   June 4, 1997
                                            ------------------------------


                                     CHOICECARE HEALTH PLANS, INC.,
                                     AN OHIO CORPORATION

                                     BY     /s/ Larry D. Savage
                                            ------------------------------

                                     TITLE  Sr. V.P.
                                            ------------------------------

                                     DATE   6-4-97
                                            ------------------------------

STATE OF:              OHIO
                      ----------------------------------
SS:
                      ----------------------------------
COUNTY OF:            HAMILTON
                      ----------------------------------

The foregoing instrument was acknowledged before me this 4th day of June, 1997 by William P. Butler, the President of CPX Commercial Properties Inc., a Kentucky corporation, Landlord in the foregoing Lease Agreement, on behalf of the corporation.


                                                       /s/ Barbara R. Sammons
                                                       -------------------------
                                        NOTARY PUBLIC
                               My Commission Expires:
                                                       -------------------------

                                   [SEAL]   BARBARA R. SAMMONS
                                            Notary Public, State of Ohio
                                            My Commission Expires May 17, 1998

STATE OF:              OHIO
                      ----------------------------------
SS:
                      ----------------------------------
COUNTY OF:            HAMILTON
                      ----------------------------------

The foregoing instrument was acknowledged before me this 4th day of JUNE, 1997 by Larry D. Savage, the SENIOR VICE PRES. of ChoiceCare Health Plans Inc., an Ohio corporation, Tenant in the foregoing Lease Agreement, on behalf of the corporation.


                                                       /s/ Barbara R Sammons
                                                       -------------------------
                                        NOTARY PUBLIC
                               My Commission Expires:
                                                       -------------------------

                                   [SEAL]   BARBARA R. SAMMONS
                                            Notary Public, State of Ohio
                                            My Commission Expires May 17, 1998




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